EXHIBIT 21
                           ROBERTSON-CECO CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1998
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                                                                JURISDICTION
COMPANY                                                       OF INCORPORATION

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Subsidiaries of the registrant included in the respective consolidated financial tatements:

                                    DOMESTIC

M C Durham Co.                                                  North Carolina
Robertson-Ceco Industries, Inc.                                 Delaware

                                    FOREIGN

H. H. Robertson, Inc.                                           Canada
H. H. Robertson Asia/Pacific Pte. Ltd.                          Singapore